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                                                                      EXHIBIT 23

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-89082, No. 33-97900 and No. 33-46588 of Washington Federal, Inc. on Forms S-8 of our report dated October 19, 2001, incorporated by reference in the Annual Report on Form 10-K of Washington Federal, Inc. for the year ended September 30, 2001.



 /s/ Deloitte & Touche LLP
---------------------------
DELOITTE & TOUCHE LLP

December 17, 2001
Seattle, Washington